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ENDORSEMENT OR RIDER THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ
IT CAREFULLY.
The following spaces proceeded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date. Attached to and Forming Part Date Endorsement or Rider * Effective Date of Endorsement or Rider of Bond Or Policy No. Executed 12:01 A.M. Standard Time as Specified in the Bond or Policy
490PB2554  03/01/2010
*ISSUED TO
JPMORGAN FUNDS
Named Insured Endorsement
It is agreed that:

1. From and after the time this rider becomes effective the Insured under the attached bond are: JPMorgan Trust I including: Highbridge Statistical Market Neutral Fund JPMorgan 100% U.S. Treasury Securities Money Market Fund JPMorgan Access Balanced Fund JPMorgan Access Growth Fund JPMorgan Asia Equity Fund JPMorgan California Municipal Money
Market Fund JPMorgan California Tax Free Bond Fund JPMorgan China Region Fund JPMorgan Disciplined Equity Fund JPMorgan Diversified Fund JPMorgan Dynamic Growth Fund JPMorgan Dynamic Small Cap Growth Fund JPMorgan Emerging Economics Fund JPMorgan Emerging Markets Debt Fund JPMorgan Emerging Markets Equity Fund JPMorgan Federal Money Market Fund
JPMorgan Global Focus Fund JPMorgan Growth and Income Fund JPMorgan
Income Builder Fund JPMorgan India Fund JPMorgan Intermediate Tax Free Bond Fund JPMorgan International Currency Income Fund JPMorgan International Equity Fund JPMorgan International Opportunities Fund JPMorgan International Opportunities Plus Fund JPMorgan International Realty Fund JPMorgan International Value Fund JPMorgan International
Value SMA Fund JPMorgan Intrepid America Fund JPMorgan Intrepid European Fund JPMorgan Intrepid Growth Fund JPMorgan Intrepid International Fund JPMorgan Intrepid Japan Fund JPMorgan Intrepid Multi Cap Fund JPMorgan Intrepid Plus Fund JPMorgan Intrepid Value Fund JPMorgan Latin America Fund JPMorgan Market Neutral Fund JPMorgan Mid Cap Equity Fund
JPMorgan New York Municipal Money Market Fund JPMorgan New York Tax
Free Bond Fund JPMorgan Prime Money Market Fund JPMorgan Real Return
Fund JPMorgan Russia Fund JPMorgan Small Cap Core Fund JPMorgan Small
Cap Equity Fund JPMorgan SmartRetirement 2010 Fund JPMorgan SmartRetirement 2015 Fund JPMorgan SmartRetirement 2020 Fund JPMorgan SmartRetirement 2025 Fund JPMorgan SmartRetirement 2030 Fund JPMorgan SmartRetirement 2035 Fund JPMorgan SmartRetirement 2040 Fund JPMorgan SmartRetirement 2045 Fund JPMorgan SmartRetirement 2050 Fund JPMorgan SmartRetirement Income Fund JPMorgan Strategic Income Opportunities Fund JPMorgan Strategic Preservation Fund JPMorgan Tax Aware Disciplined
Equity Fund JPMorgan Tax Aware High Income Fund JPMorgan Tax Aware
Real Return Fund JPMorgan Tax Aware Real Return SMA Fund JPMorgan Tax Aware U.S. Equity Fund JPMorgan Tax Free Money Market Fund JPMorgan
Total Return Fund JPMorgan U.S. Equity Fund JPMorgan U.S Large Cap
Core Plus Fund JPMorgan U.S. Large Cap Value Plus Fund JPMorgan U.S.
Small Company Fund JPMorgan Value Advantage Fund JPMorgan Value
Discovery Fund Highbridge Dynamic Commodities
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Strategy Fund HCM Commodities Strategy Fund, Ltd.
JPMorgan Trust II including:
JPMorgan Arizona Municipal Bond Fund JPMorgan Core Bond Fund JPMorgan
Core Plus Bond Fund JPMorgan Mid Cap Growth Fund
JPMorgan Equity Income Fund
JPMorgan Equity Index Fund JPMorgan Government Bond Fund JPMorgan High Yield Fund JPMorgan International Equity Index Fund JPMorgan Intrepid
Mid Cap Fund JPMorgan Investor Balanced Fund JPMorgan Investor Conservative Growth Fund JPMorgan Investor Growth & Income Fund JPMorgan Investor Growth Fund JPMorgan Large Cap Growth Fund JPMorgan Large Cap Value Fund JPMorgan Liquid Assets Money Market Fund JPMorgan Market Expansion Index Fund JPMorgan Michigan Municipal Bond Fund JPMorgan Michigan Municipal Money Market Fund JPMorgan Mortgage-Backed Securities Fund JPMorgan Multi-Cap Market Neutral Fund JPMorgan Municipal Income Fund JPMorgan Municipal Money Market Fund JPMorgan Ohio Municipal Bond
Fund JPMorgan Ohio Municipal Money Market Fund JPMorgan Short Duration Bond Fund JPMorgan Short-Intermediate Municipal Bond Fund JPMorgan
Small Cap Growth Fund JPMorgan Small Cap Value Fund JPMorgan Tax Free
Bond Fund JPMorgan Treasury & Agency Fund JPMorgan U.S. Government
Money Market Fund JPMorgan U.S. Real Estate Fund JPMorgan U.S. Treasury Plus Money Market Fund JPMorgan Limited Duration Bond Fund
Undiscovered Managers Funds including: JPMorgan Realty Income Fund Undiscovered Managers Behavioral Growth Fund Undiscovered Managers Behavioral Value Fund
UM Investment Trust including: Undiscovered Managers Multi-Strategy Fund
J.P.
Morgan Mutual Fund Group, Inc. including: JPMorgan Short Term Bond
Fund II J.P. Morgan Fleming Mutual Fund Group including:

JPMorgan Mid Cap Value Fund
J.P. Morgan Mutual Fund Investment Trust including: JPMorgan
Growth Advantage Fund JPMorgan Insurance Trust including: JPMorgan Insurance Trust Balanced Portfolio JPMorgan Insurance Trust Core Bond Portfolio JPMorgan Insurance Trust Diversified Mid Cap Growth
Portfolio JPMorgan Insurance Mid Cap Value Portfolio JPMorgan Insurance Trust Equity Index Portfolio JPMorgan Insurance Trust International Equity Portfolio JPMorgan Insurance Trust Intrepid Growth Portfolio JPMorgan Insurance Trust Intrepid Mid Cap Portfolio JPMorgan
Insurance Trust Small Cap Core Portfolio
JPMorgan Insurance Trust U.S. Equity Portfolio
JPMorgan Institutional Trust including:
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JPMorgan Core Bond Trust JPMorgan Equity Index Trust JPMorgan
Intermediate Bond Trust
Pacholder High Yield Bond Fund, Inc. including:
Pacholder High Yield Fund, Inc.
1.
The first named Insured shall act for itself and for each and all of the Insured for all the purposes of the attached bond.

2.
Knowledge possessed or discovery made by any Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.

3.
If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.

4.
The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall notexceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured. Payment by the Underwriter to the first named Insured of losssustained by any Insured shall fully release the Underwriter on account of such loss.

5.
If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond.


Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.
By Authorized Representative
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